                                                                    EXHIBIT 99.2

                         PRO FORMA FINANCIAL INFORMATION

         The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 give effect to the planned acquisition of Avis Group Holdings, Inc. (Avis) (the Acquisition) to be accounted for under the purchase method of accounting. The Unaudited Pro Forma Condensed Combined Financial Statements are based on the historical Consolidated Financial Statements of PHH Corporation (PHH) and Avis under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The Unaudited Pro Forma Condensed Combined Balance Sheet assumes that the Acquisition was consummated on September 30, 2000 and the Unaudited Pro Forma Condensed Combined Statements of Operations assumes the Acquisition was consummated on January 1, 1999.

         PHH currently retains a $383 million preferred stock investment in Avis. PHH's parent company, Cendant Corporation (Cendant), currently retains an equity investment in Avis (5.5 million common shares or approximately 18%) and has recorded a deferred gain liability, proportionate to its common ownership percentage of Avis, relating to a sale of our Fleet business segment to Avis on June 30, 1999. PHH treated the disposition of the fleet business segment as a discontinued operation. In August 2000, Avis contributed its European vehicle management and leasing business (PHH Europe) to a newly formed joint venture in exchange for cash, settlement of intercompany debt and a 20% interest in the venture (the PHH Europe Transaction). Accordingly, the accompanying Avis statement of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 have been adjusted to reflect the PHH Europe Transaction assuming it occurred (including accounting for the retained interest as an equity investment) at July 1, 1999. In addition, it is our intention that PHH will dividend the car rental business, Avis Rent a Car (ARAC) to Cendant. This dividend has been reflected in the accompanying pro forma financial statements. The Vehicle Management and Leasing business of Avis and the Wright Express business, not included in ARAC (collectively, VMS) will remain in PHH.

         The Pro Forma adjustments are based on the Agreement and Plan of Merger which provides for Avis stockholders to receive $33 in cash for each share of Avis common stock. PHH will make payments totaling $967 million, including payments to Avis shareholders ($937 million), inclusive of the net cash obligation related to Avis stock options expected to be cancelled prior to the consummation, and estimated expenses of the transaction ($30 million). The Pro Forma Condensed Combined Financial Statements reflect $690 million of the purchase price will be financed from new borrowings of PHH with the remaining portion of the purchase price to be financed through loans from Cendant. The actual funding for the Acquisition and the corresponding interest rate for the debt will be determined subsequent to the filing of this Form 8-K but before the expected closing date of the proposed acquisition. In addition, the actual funding could include proceeds from the potential issuance of Cendant's CD common stock. The amount of borrowings and the related interest rates will be determined based upon the then market conditions and may differ from the amounts reflected in the accompanying pro forma financial statements. In addition, PHH will initially assume approximately $7.3 billion of net debt ($6.7 billion of which relates to vehicle financing). Cendant will then assume $4.5 billion of this debt related to ARAC as part of the dividend of the ARAC business.

         For purposes of developing the Unaudited Pro Forma Condensed Combined Balance Sheet, Avis' assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill. These fair market values are based on preliminary estimates. PHH has not performed appraisals, evaluations or other studies of the fair value of Avis' assets and liabilities. Goodwill has been allocated to the Avis businesses retained by PHH (VMS) and contributed through a dividend to Cendant (ARAC) based on a preliminary assessment of the allocation of purchase price. The pro forma adjustments as well as the allocation of purchase price may be subject to revision once the appraisals, evaluations and other studies of the fair value of Avis' assets and liabilities are complete. The Unaudited Pro Forma Condensed Combined Statements of Operations exclude any benefits that may result from the Acquisition due to synergies that may be derived or from the elimination of duplicate efforts.

         Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma condensed combined results. PHH has completed or announced other acquisitions and dispositions which are not significant and accordingly have not been included in the accompanying pro forma financial statements. The Unaudited Pro Forma Condensed Combined Financial Statements may not be indicative of the results that would have occurred if the Acquisition had been in effect on the dates indicated or which may be obtained in the future. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical Consolidated Financial Statements and accompanying notes for Cendant, PHH and Avis.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                  (IN MILLIONS)

                                                                                     PRO FORMA ADJUSTMENTS
                                                           HISTORICAL             ----------------------------
                                                       ---------------------                         DIVIDEND       PRO FORMA
                                                         PHH          AVIS        ACQUISITION        OF ARAC        COMBINED
                                                       --------     --------      -----------      -----------      ---------
ASSETS
   Cash and cash equivalents                           $     94     $    106      $     -- (a)     $    (29)(h)     $    171
   Accounts and notes receivable, net                       262          884            --             (473)(h)          673
   Vehicles, net-rental                                      --        4,010            --           (4,010)(h)           --
   Property and equipment, net                              158          188            --             (177)(h)          169
   Goodwill, net                                             23        1,299           201 (c)         (777)(j)          746
   Investment in convertible preferred equity               383           --          (383)(c)           --               --
   Other assets                                             520          770            36 (b)         (303)(h)        1,023
                                                       --------     --------      --------         --------         --------
   Total assets exclusive of assets under programs        1,440        7,257          (146)          (5,769)           2,782

   Assets under management and mortgage programs
     Net investment in leases and leased vehicles            --        3,014            --               --            3,014
     Mortgage loans held for sale                         1,249           --            --               --            1,249
     Mortgage servicing rights                            1,575           --            --               --            1,575
     Relocation receivables                                 194           --            --               --              194
                                                       --------     --------      --------         --------         --------
                                                          3,018        3,014            --               --            6,032
                                                       --------     --------      --------         --------         --------
TOTAL ASSETS                                           $  4,458     $ 10,271      $   (146)        $ (5,769)        $  8,814
                                                       ========     ========      ========         ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable and accrued liabilities            $    545     $    987      $     (1)(e)     $   (693)(h)     $    838
   Vehicle debt                                              --        3,920            --           (3,920)(h)           --
   Long-term debt                                            --          605            --             (605)(h)           --
   Deferred income and other liabilities                    182          701            --             (599)(h)          284
                                                       --------     --------      --------         --------         --------
   Total liabilities exclusive of liabilities
     under management and mortgage programs                 727        6,213            (1)          (5,817)           1,122

   Liabilities under management and mortgage programs
     Debt                                                 2,143        2,830           690(d)            --            5,663
     Deferred income taxes                                  320           --            --               --              320
                                                       --------     --------      --------         --------         --------
                                                          2,463        2,830           690               --            5,983

   Preferred membership interest                             --           99            --               --               99

   Commitments and contingencies

   Stockholders' equity
     Preferred stock                                         --          385          (385)(f)           --               --
     Common stock                                           512           --            --               --              512
     Additional paid in capital                              --          593          (299)(g)           48(i)           342
     Retained earnings                                      753          267          (267)(f)           --              753
     Accumulated other comprehensive loss                     3          (13)           13 (f)           --                3
     Treasury stock                                          --         (103)          103 (f)           --               --
                                                       --------     --------      --------         --------         --------
   Total stockholders' equity                             1,268        1,129          (835)              48            1,610
                                                       --------     --------      --------         --------         --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $  4,458     $ 10,271      $   (146)        $ (5,769)        $  8,814
                                                       ========     ========      ========         ========         ========

Note: Certain reclassifications have been made to the historical results of Avis to conform with PHH's classifications.

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet was prepared to reflect the planned Acquisition of Avis, which will be accounted for under the purchase method of accounting, as if it occurred on September 30, 2000. The purchase price of $967 (including expenses directly attributable to the acquisition of $30) was based on acquiring 100 percent of the Avis common and preferred shares outstanding, which were not already owned by PHH and Cendant as of the assumed Acquisition date, and the purchase price as set forth in the Agreement and Plan of Merger dated as of November 11, 2000 of $33 per share. In addition, the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet was prepared to reflect a dividend of ARAC from PHH to Cendant which will be made as part of the Avis acquisition. This dividend includes the net assets of ARAC and an allocation of goodwill based on our preliminary fair value assessment.

The following is a summary of estimated adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet:

(a)      Estimated adjustments to cash and equivalents:
              Cash paid to PHH by Cendant to fund the Acquisition                                $          277
              Use of available cash expected to be used to fund Acquisition                                (277)
                                                                                                 --------------
                Cash and cash equivalents adjustment                                             $            -
                                                                                                 ==============

(b) Represents the estimated tax benefit from the exercise of Avis stock options ($24) and deferred tax asset ($12) resulting primarily from the anticipated transaction costs.

(c) Estimated adjustments to goodwill representing the excess of cost over the fair value of the net assets acquired:

         Calculation of acquisition goodwill:
              Cash consideration                                                                 $          967

              Fair value of net assets acquired:
                Book value of Avis, adjusted for the PHH Europe transaction                               1,129
                Tax benefit related to the estimated payment of the net cash obligation from the
                  cancellation of Avis stock options                                                         24
                Elimination of Avis goodwill                                                             (1,299)
                Deferred income tax assets                                                                   12
                                                                                                 --------------
              Fair value of identifiable net assets acquired                                               (134)
                                                                                                 --------------
              Carrying value of PHH's current preferred ownership in Avis                                   383
              Transfer of Cendant's investment in Avis to PHH                                                16
                                                                                                 --------------
         Acquisition goodwill                                                                    $        1,500
                                                                                                 ==============

         Calculation of goodwill acquisition adjustment:
              Acquisition goodwill                                                               $        1,500
              Avis goodwill, adjusted for the disposition of PHH Europe                                  (1,299)
                                                                                                 --------------
                Goodwill acquisition adjustment                                                  $          201
                                                                                                 ==============

(d) Represents estimated acquisition borrowings for the purchase of outstanding shares ($690). The Acquisition will be financed through a combination of PHH acquisition debt ($690) and a non-interest bearing intercompany loans from Cendant ($277).

(e) Estimated adjustments to accounts payable and accrued liabilities:

              Non-interest bearing intercompany loans from Cendant (see note d)                  $          277
              Contribution of Cendant's net investment in Avis                                               16
              Contribution of equity through the capitalization of the intercompany loans
                owed to Cendant                                                                            (294)
                                                                                                 --------------
              Accounts payable and accrued liability adjustment                                  $           (1)
                                                                                                 ==============

(f) The elimination of equity balances of Avis.


(g)      Estimated adjustments to additional paid in capital:

         Elimination of Avis pre-acquisition paid in capital                                     $         (593)
         Equity contribution from Cendant (see note e)                                                      294
                                                                                                 --------------
           Total estimated adjustments to additional paid in capital                             $         (299)
                                                                                                 ==============

(h)      Represents the respective balance sheet accounts of ARAC at September
         30, 2000, including an allocation of intercompany amounts due from ARAC and $225 of liabilities related to Avis deferred income taxes.

(i)      Dividend to Cendant of net liabilities of ARAC.

(j)      Represents preliminary estimate of goodwill associated with ARAC business.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                  (IN MILLIONS)


                                                                           PRO FORMA ADJUSTMENTS
                                                                           ---------------------
                                                   PHH         AVIS                      DIVIDEND     PRO FORMA
                                                HISTORICAL   ADJUSTED(1)  ACQUISITION    OF ARAC(e)   COMBINED
                                                ----------   ---------   ------------    ----------   ---------
REVENUES
   Service fees, net                             $   638     $   113     $   (41)(a)     $    --      $   710
   Vehicle rental                                     --       1,989          --          (1,989)          --
   Vehicle leasing                                    --         111          --              --          111
   Other                                              21           5         (14)(b)          --           12
                                                 -------     -------     -------         -------      -------
Net revenues                                         659       2,218         (55)         (1,989)         833

EXPENSES
   Direct operating                                  352         716          --            (716)         352
   Vehicle depreciation and lease charges             --         511          --            (511)          --
   Selling, general, and administrative               64         482          --            (355)         191
   Interest, net                                      --         229          --            (220)           9
   Non-vehicle depreciation and amortization          31          56           4 (c)         (38)          53
   Other unusual charges                               1          --          --              --            1
                                                 -------     -------     -------         -------      -------
Total expenses                                       448       1,994           4          (1,840)         606
INCOME BEFORE INCOME TAXES                           211         224         (59)           (149)         227
Provision (benefit) for income taxes                  84         105         (21)(d)         (70)          98
                                                 -------     -------     -------         -------      -------

INCOME FROM CONTINUING OPERATIONS                $   127     $   119     $   (38)        $   (79)     $   129
                                                 =======     =======     =======         =======      =======

(1) See Supplemental Unaudited Pro Forma Condensed Statement of Operations of Avis, included elsewhere herein.

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                  (IN MILLIONS)

The following is a summary of estimated adjustments in the Unaudited Pro Forma Condensed Combined Statement of Operations:

(a) Interest cost ($41) on the acquisition financing computed based on PHH's estimated cost of debt of approximately 8 percent pretax (a rate which is currently available). For every 1/8% (0.125 basis points) change in the assumed interest rate for the borrowings, there would be a $.4 reduction on the pro forma combined net earnings. The pro forma interest expense is based on the incremental debt incurred by PHH of approximately $690.

(b)      Elimination of PHH's earnings attributable to its investment in Avis.

(c) Amortization of goodwill generated on the excess of fair value over the net assets acquired on a straight line basis over 40 years, net of reversal of Avis' amortization of pre-acquisition goodwill.

(d) Represents the income tax effect of the pro forma adjustments at an estimated statutory rate of 37.5% (not including adjustments for non-deductible goodwill).

(e) The dividend of ARAC to Cendant was assumed to occur on January 1, 1999 for purposes of preparing the Unaudited Pro Forma Condensed Combined Statement of Operations. As such, ARAC's results of operations have been excluded from these pro forma financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (IN MILLIONS)


                                                                            PRO FORMA ADJUSTMENTS
                                                                          -------------------------
                                                   PHH         AVIS                        DIVIDEND    PRO FORMA
                                                HISTORICAL  ADJUSTED(1)   ACQUISITION     OF ARAC(e)    COMBINED
                                                ----------  -----------   -----------     ----------   ---------
REVENUES
   Service fees, net                             $   805     $    63     $   (55)(a)     $    --      $   813
   Vehicle rental                                     --       2,501          --          (2,501)          --
   Vehicle leasing                                    --          76          --              --           76
   Other                                              25           7          (9)(b)          --           23
                                                 -------     -------     -------         -------      -------
Net revenues                                         830       2,647         (64)         (2,501)         912

EXPENSES
   Direct operating                                  425         957          --            (957)         425
   Vehicle depreciation and lease charges             --         667          --            (667)          --
   Selling, general, and administrative               75         540          --            (463)         152
   Interest, net                                      --         241          --            (235)           6
   Non-vehicle depreciation and amortization          36          54           5 (c)         (47)          48
   Other charges                                      --          --          --              --           --
                                                 -------     -------     -------         -------      -------
Total expenses                                       536       2,459           5          (2,369)         631

INCOME BEFORE INCOME TAXES                           294         188         (69)           (132)         281
Provision (benefit) for income taxes                 112          90         (24)(d)         (69)         109
                                                 -------     -------     -------         -------      -------
INCOME FROM CONTINUING OPERATIONS                $   182     $    98     $   (45)        $   (63)     $   172
                                                 =======     =======     =======         =======      =======


(1) See Supplemental Unaudited Pro Forma Condensed Statement of Operations of Avis, included elsewhere herein.

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (IN MILLIONS)

The following is a summary of the estimated adjustments in the Unaudited Pro
         Forma Condensed Combined Statement of Operations:

(a) Interest cost ($55) on the acquisition financing computed based on PHH's estimated cost of debt of approximately 8 percent pretax (a rate which is currently available). For every 1/8% (0.125 basis points) change in the assumed interest rate for the borrowings, there would be a $.6 reduction on the pro forma combined net earnings. The pro forma interest expense is based on the incremental debt incurred by PHH of approximately $690.

(b)      Elimination of PHH's earnings attributable to its investment in Avis.

(c) Amortization of goodwill generated on the excess of fair value over the net assets acquired on a straight line basis over 40 years, net of reversal of Avis' amortization of pre-acquisition goodwill.

(d) Represents the income tax effect of the pro forma adjustments at an estimated statutory rate of 37.5% (not including adjustments for non-deductible goodwill).

(e) The dividend of ARAC to Cendant was assumed to occur on January 1, 1999 for purposes of preparing the Unaudited Pro Forma Condensed Combined Statement of Operations. As such, ARAC's results of operations have been excluded from these pro forma financial statements.

                AVIS SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION

              The accompanying Unaudited Pro Forma Condensed Statements of Operations were prepared to reflect the historical consolidated financial statements of Avis adjusted to reflect the PHH Europe Transaction as set forth in the accompanying Notes to the Avis Supplemental Unaudited Pro Forma Condensed Statements of Operations. Avis will receive an annual license fee in connection with the PHH Europe Transaction for the license of the PHH fleet management technology, PHH interactive. Avis utilized the proceeds of the PHH Europe Transaction to reduce Avis' indebtedness and pay transaction costs.

                   SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                  (IN MILLIONS)


                                                     HISTORICAL     PHH EUROPE      PRO FORMA         ADJUSTED
                                                        AVIS       TRANSACTION(a)   ADJUSTMENTS         AVIS
                                                     ----------    --------------   -----------       --------
REVENUES
     Service fees, net                                  $  199        $  (86)        $   --            $  113
     Vehicle rental                                      1,989            --             --             1,989
     Vehicle leasing and other fees                        123           (12)            --               111
     Other                                                  --            --              5 (b)             5
                                                        ------        ------         ------            ------
Net revenues                                             2,311           (98)             5             2,218

EXPENSES
   Direct operating                                        716            --             --               716
   Vehicle depreciation and lease charges                  511            --             --               511
   Selling, general, and administrative                    538           (56)            --               482
   Interest, net                                           287            --            (58)(c)           229
   Depreciation and amortization                            71           (12)            (3)(d)            56
                                                        ------        ------         ------            ------
Total expenses                                           2,123           (68)           (61)            1,994

INCOME BEFORE INCOME TAXES                                 188           (30)            66               224
Provision (benefit) for income taxes                        83            (3)            25 (e)           105
                                                        ------        ------         ------            ------
INCOME (LOSS) FROM CONTINUING OPERATIONS                $  105        $  (27)        $   41            $  119
                                                        ======        ======         ======            ======


Note: Certain reclassifications have been made to the historical results of Avis to conform with PHH's classifications.

 See accompanying Notes to Supplemental Unaudited Pro Forma Condensed
                        Financial Statements.

                   SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (IN MILLIONS)


                                                     HISTORICAL     PHH EUROPE      PRO FORMA         ADJUSTED
                                                        AVIS       TRANSACTION(a)   ADJUSTMENTS         AVIS
                                                     ----------    --------------   -----------       --------

REVENUES
     Service fees, net                                  $  139        $  (76)        $   --            $   63
     Vehicle rental                                      2,501            --             --             2,501
     Vehicle leasing and other fees                         85            (9)            --                76
     Other                                                  --            --              7 (b)             7
                                                        ------        ------         ------            ------
Net revenues                                             2,725           (85)             7             2,647

EXPENSES
   Direct operating                                        957            --             --               957
   Vehicle depreciation and lease charges                  667            --             --               667
   Selling, general, and administrative                    582           (42)            --               540
   Interest, net                                           288            --            (47)(c)           241
   Depreciation and amortization                            65            (8)            (3)(d)            54
                                                        ------        ------         ------            ------
Total expenses                                           2,559           (50)           (50)            2,459

INCOME BEFORE INCOME TAXES                                 166           (35)            57               188
Provision (benefit) for income taxes                        73            (4)            21 (e)             90
                                                        ------        ------         ------            ------
INCOME (LOSS) FROM CONTINUING OPERATIONS                $   93        $  (31)        $   36            $   98
                                                        ======        ======         ======            ======


Note: Certain reclassifications have been made to the historical results of Avis to conform with PHH's classifications.

 See accompanying Notes to Supplemental Unaudited Pro Forma Condensed
                        Financial Statements.

                    NOTES TO SUPPLEMENTAL UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS
                                  (IN MILLIONS)

The following is a summary of estimated adjustments to the Avis Pro Forma Financial Statements:

(a) Represents the adjustment to remove the results of operations of PHH Europe for the period July 1, 1999 to December 31, 1999 and for the nine months ended September 30, 2000.

(b) Fleet management technology fee income and the equity in the earnings of the joint venture formed pursuant to the PHH Europe Transaction for the period July 1, 1999 to December 31, 1999 and for the nine months ended September 30, 2000, net of amortization of the excess of cost over the assets acquired.

(c) Interest reduction as a result of the retirement of Avis acquisition debt and revolving credit facilities related to the application of proceeds of $1,053 from the PHH Europe Transaction.

(d) Decrease in amortization expense relating to goodwill generated from the PHH Europe Transaction, net of reversal of PHH Europe goodwill.

(e) Represents the income tax effect of the pro forma adjustments at an estimated statutory rate of 39% (not including adjustments for non-deductible goodwill).

                   CENDANT CORPORATION TO ACQUIRE OUTSTANDING
                 AVIS GROUP SHARES FOR $33.00 PER SHARE IN CASH

NEW YORK AND GARDEN CITY, NY, NOVEMBER 13, 2000- Cendant Corporation
(NYSE: CD) and Avis Group Holdings, Inc. (NYSE: AVI) today announced that they have entered into a definitive agreement for Cendant to acquire all of the outstanding shares of Avis Group that are not currently owned by Cendant at a price of $33.00 per share in cash. Approximately 25.6 million outstanding shares of Avis Group common stock, and options to purchase an additional approximately
7.9 million Avis Group shares, are not owned by Cendant. Accordingly, the transaction has an equity value of approximately $935 million, net of option proceeds.

The shares will be acquired at a price of $33.00 per share in a cash merger pursuant to which Avis Group will be merged with an indirect wholly owned subsidiary of Cendant. Upon completion of the transaction, Avis Group will become a subsidiary of Cendant. The merger is conditioned upon, among other things, approval of a majority of the votes cast by Avis Group stockholders who are unaffiliated with Cendant and customary regulatory approvals.
The transaction is expected to close in the first quarter of 2001.

"We expect this transaction to be immediately accretive to Cendant's earnings," said Cendant Chairman, President and Chief Executive Officer, Henry R. Silverman. "Additionally we look forward to the combination with Avis Group to enhance both our off-line and online travel strategies."

"We're very pleased that our successful business strategy has now resulted in a substantial increase in shareholder value - approximately 74% over the past year," said Avis Group Chairman and Chief Executive Officer A. Barry Rand. "Over the past 12 months, we have successfully transformed Avis Group into the leading comprehensive vehicle management solutions provider with award-winning technology. We have substantially strengthened our balance sheet and significantly improved our free cash flow, while attaining our 13th consecutive quarter of EPS growth above 20%. Now, we look forward to combining with Cendant, a company with significant financial strength and broad travel industry assets."

ABOUT AVIS GROUP HOLDINGS, INC.
Avis Group Holdings, Inc. is one of the world's leading service and information providers for comprehensive automotive transportation and vehicle management solutions. Avis Group operates Avis Rent A Car, the world's second largest general-use car rental business, with locations in the United States, Canada, Australia, New Zealand and the Latin American Caribbean region; PHH Arval, one of the world's leading vehicle management companies; and Wright Express, the world's largest fleet card provider. For additional information and news concerning Avis Group, please log onto the Avis web site at www.avis.com or call Company News on Call (800-758-5804, access code #078975).

ABOUT CENDANT CORPORATION
Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchiser, Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. Other business units include NCP, the UK's largest private car park operator, and WizCom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 28,000 employees and operates in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.cendant.com or by calling 877-4INFO-CD (877-446-3623).

STATEMENTS ABOUT FUTURE RESULTS MADE IN THIS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND THE CURRENT ECONOMIC ENVIRONMENT. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE SPECIFIED IN FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 FOR AVIS GROUP AND IN FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2000 FOR CENDANT.

Media Contacts:                     Investor Contacts:
Cendant Corporation                 Cendant Corporation
Elliot Bloom                        Denise Gillen 212-413-1833
212-413-1832                        Sam Levenson 212-413-1834

Avis Group Holdings, Inc.           Avis Group Holdings, Inc.
David Fluhrer                       Elizabeth Logler
516-222-3230                        516-222-4795